UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2009

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer Listing.

As previously reported in our current report on Form 8-K we filed on July 8, 2009, on July 1, 2009, we received a notice from the NYSE Amex LLC (the “Exchange”) notifying us that it intended to delist our common stock from the Exchange because, in the view of the Exchange, we had not made progress consistent with our plan to regain compliance with Section 1003(a)(i) and Section 1003(a)(ii) of the NYSE Amex LLC Company Guide.

Since July 30, 2009, our common stock has been quoted on the OTC Bulletin Board.

On December 21, 2009, the Exchange filed an application with the SEC under Rule 12d2-2 promulgated under the Securities Exchange Act of 1934, as amended, to strike our common stock from listing on the Exchange. The delisting will become effective on December 31, 2009. Our common stock will continue to be quoted on the OTC Bulletin Board following this delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/s/ PATRICK GRAY
Patrick Gray
Chief Financial Officer

Date: December 24, 2009